Introduction to Qualcomm August 2015 Rahul Patel, SVP and GM, Connectivity, Qualcomm Technologies, Inc. Lauren Burke, Director, Human Resources, Qualcomm Incorporated Exhibit 99.1

About the Tender Offer
THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE
SOLICITATION OF AN OFFER TO SELL ANY SHARES OF IKANOS COMMON STOCK. THE TENDER OFFER
DESCRIBED IN THIS DOCUMENT HAS NOT YET COMMENCED.
At the time the offer is commenced, a subsidiary of Qualcomm Atheros, Inc. will file a Tender Offer Statement on
Schedule TO with the United States Securities and Exchange Commission (“SEC”), and Ikanos will file a
Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.
The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the
Solicitation/Recommendation Statement, will be made available to all stockholders of Ikanos at no expense to them.
The Tender Offer Statement and the Solicitation/Recommendation Statement will be available without charge at the
SEC’s web site, at http://www.sec.gov. Free copies of these materials and certain other offering documents will be sent to Ikanos’ stockholders by the information agent for the offer.
IKANOS STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS
(INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER
DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS TO
THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE
READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

Safe Harbor
This communication contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the proposed transaction between Qualcomm Atheros and Ikanos; the expected timetable for completing the transaction; strategic and other potential benefits of the transaction; estimated shipments of non-handset connected devices;
and any other statements about Qualcomm’s or Ikanos’ managements’ future expectations, beliefs, goals, plans, or prospects, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include: the possibility that certain closing conditions to the transaction will not be satisfied;
that required regulatory approvals for the transaction may not be obtained in a timely manner, if at all; the ability to timely consummate the transaction and possibility that the transaction will not be completed; the ability of Qualcomm Atheros to successfully integrate Ikanos’ operations and employees; the anticipated benefits of the transaction may not be realized; and those additional factors discussed in Qualcomm’s and
Ikanos’ most recent Quarterly and Annual Reports on Forms 10-Q and 10-K filed with the Securities and
Exchange Commission. Investors are urged not to place undue reliance on these forward-looking statements,
which
speak
only
as
of
the
date
of
this
communication.
Qualcomm
and
Ikanos
undertake
no
obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this communication.

30
years of driving the
evolution of wireless
#1
in wireless
semiconductors
15B+
cumulative
ASIC shipments
Source: Qualcomm Incorporated data.
Qualcomm semiconductors are products of Qualcomm Technologies, Inc.
or its subsidiaries

Qualcomm fuels major technology shifts in the industry
Anticipating the big challenges and investing early on to solve them
*As of Q3 ’15
Digitized mobile
communications
From analog to digital
Transforming
the edge of
the Internet
$37B
Cumulative
R&D
*
Redefined computing
From desktop to smartphones

Strong results and cash flows
$5.8B
Revenues
$1.2B
Operating
income
$0.73
Diluted EPS
$2.1B
Operating
cash flow
Third Quarter Results (FY2015 GAAP)
$26.5B
Revenues
$7.6B
Operating
income
$4.65
Diluted EPS
$8.9B
Operating
cash flow
Annual Results (FY2014 GAAP)

QCT:
Semiconductors
15B+
cumulative ASICs
shipped
#1
in wireless
semiconductors
861M
MSM chipsets
shipped in FY’14
QTL:
Technology Licensing
140+
4G licensees
275+
3G licensees
Key business segments
Source: Qualcomm Incorporated data. Qualcomm
®
semiconductors are products of Qualcomm Technologies, Inc. or its subsidiaries

Employee landscape Source: 2014 Form 10-K; 2014 Sustainability Report A global organization • 31,300 employees • 34% located outside the U.S. 8

9 QCT: Driving growth and innovation

Continued innovation across the device
NFC
Apps
processor
GPU
Position
location
OS/user
interface
Wireless
charging
Camera
Security
WWAN
Sensors
Semiconductor
Video
codecs
Display
Audio
processing
Connectivity
(Wi-Fi)
RF and
antenna

Growth
opportunities
Position
location
Power
management
Wireless
power
NFC
Bluetooth
Biometrics
Computer
vision
802.11ad
•
Scale
•
Rapid design cycles
•
Integrated, optimized
technologies
Smartphones
Strong technology
portfolio that extends
into adjacent categories
Modem
GPU
CPU
DSP
Multimedia
RF
Wi-Fi

Automotive
Internet of
everything
Mobile computing
Networking

QCT business streams Internet of things Connectivity Smartphones Computing Automotive 12 & Networking

QCT’s Connectivity & Networking business
Switches, Routers,
Gateways, PLC, Consumer
Smartphones, Tablets, PCs, AIOs
MCL
Mobile, Computing,
Location
Mobile & Computing
Location & GNSS
WIN
Wired/Wireless
Infrastructure & Networking
Connected Home
Networking & Infrastructure

Tablets
Connected
Home
Enterprise
Small Cells
Internet of
Everything
Smartphone
Consumer
Electronics
Computing
Wi-Fi (11ac, 11n)
Bluetooth
Location
GNSS
FM
Powerline
Ethernet
Network
Processor
NETWORKING
DEVICE CONNECTIVITY
Automotive
Wi-Fi (11ad)
3G/LTE

WIN
business
overview
Wired and Wireless Infrastructure and Networking
Connected Home
Carrier
Enterprise
Complete Platform Solution
(Wi-Fi, Bluetooth, PLC,
Ethernet, CPU/NPU, RFFE)
Complete Platform Solution
(Wi-Fi, Ethernet, PLC,
CPU/NPU, RFFE)
Connectivity
(Wi-Fi, PLC, Ethernet)

The opportunity 16

unit shipments
estimate
in
2018
Automotive  |  Internet of things  |  Mobile computing  |   Networking
Significant
growth opportunity
at the edge of the Internet
5B+
non-handset connected devices
(1) Addressable opportunity for AP, WWAN, Wi-Fi, BT and PLC in the listed adjacent segments
Source: Based on a combination of 3rd party and internal estimates as of April 22, 2015
1

Smarthome
platform vision
Smarthome
Platform
Supports more devices
Centralizes intelligence
Conduit between home & service providers
Monitoring and controlling
systems and devices
Home Management
Connecting devices and
sensors for health and
fitness
Life Management
More high-quality content
moving throughout the home
Media & Broadband
Expanding cloud-based
services delivered by
utilities and operators
Apps & Services

Our opportunity
•
Enables complete and integrated hardware and software solutions for carrier customers
•
Builds on Qualcomm Atheros’ leadership in Wi-Fi, small cells, Ethernet and  PLC technologies
•
Enhances our strategy for IoE and small cells
Accelerating leadership in the
multi-mode smart home gateway
+

Combining our strengths
Technology
migration
•
Drive faster adoption to G.fast
using Qualcomm’s
carrier relationships
•
Tighter carrier grade platform integration model
with Vx17x/Vx18x/Vx5xx + Wi-Fi + Ethernet
Complete
solutions
•
Build on the synergies between inSIGHT™ and
Qualcomm
®
StreamBoost™ to create a credible QoS
and analytics offering for remote management,
diagnostics, traffic analysis
Carrier-grade
software
•
Modem IP integration, cost reduction and
optimized BOM
Accelerated
roadmap
Qualcomm
®
StreamBoost™ is a product of Qualcomm Atheros, Inc.

21 Working @ Qualcomm

22 An exciting place to work Company based on innovation, execution and partnership Competitive benefits Global presence Work on leading- edge wireless technology

Qualcomm defined
Who
we are
What
we
stand for
What
we
do
How
we do it
We are
inventors,
dreamers, risk
takers and
pioneers.
We challenge the
boundaries of
what’s possible and
push technology
forward in pursuit of
the next big thing.
We create and share
mobile technologies
that connect people
on an
unprecedented scale
and make a
difference in
everyday life.
We work together
to innovate,
execute and
partner.

Elements of Total Rewards at Qualcomm
Manage your
Wealth
Achieve
your professional goals
Take charge of your
Health
Balance your
Life
Cash incentive program
Broad-based RSU program
Learning center
Vision
Wellness
ESPP
Fitness centers
Family care
resources
Charitable
match
Time off
Social events
Career development
support

25 Employee Discussions

26